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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                             -----------------------



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES


                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE


                         SECURITIES EXCHANGE ACT OF 1934



                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


           The Netherlands                      NOT APPLICABLE
        (State of Incorporation                (I.R.S. Employer
         or Organization)                      Identification No.)


                              Gustav Mahlerlaan 10
                                1082 PP Amsterdam
                                 The Netherlands
               (Address of Principal Executive Offices, Zip Code)



If this form relates to the                If this form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box.  [X]                        following box. [ ]



Securities Act registration statement file number
                      to which this form relates:                333-49198
                                                               -------------
                                                              (If applicable)



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------              -----------------------------------
 Medium-Term Notes, Series A (Senior             American Stock Exchange
 Fixed Rate Notes) 10.00% Reverse
 Exchangeable Securities due
 February 5, 2003 linked to common
 stock of Wal-Mart Stores, Inc.


Securities to be registered pursuant to Section 12(g) of the Act: None


                                        (Title of Class)
                                        ---------------


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Item 1: Description of Registrant's Securities to be Registered


     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 10.00% Reverse Exchangeable Securities due February 5, 2003 linked to common stock of Wal-Mart Stores, Inc. (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated January 31, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.


Item 2: Exhibits


         The following exhibits are filed herewith:


         4.1   Proposed form of Global Note evidencing the Securities.




                                        2

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                        ABN AMRO Bank N.V.


                                        By: /s/ Laura Schisgall
                                            -----------------------
                                            Name: Laura Schisgall
                                            Title:


Date: February 4, 2002




                                        ABN AMRO Bank N.V.


                                        By: /s/ Robert Mulligan
                                            -----------------------
                                            Name: Robert Mulligan
                                            Title:


Date: February 4, 2002







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                                INDEX TO EXHIBITS


Exhibit No.                                                           Page No.
                                                                      --------

4.1      Proposed form of Global Note evidencing Securities.             A-1